Exhibit 99.1

Opexa Therapeutics, Inc. Announces Closing of $5.1 Million Registered Direct Offering

THE WOODLANDS, Texas--(BUSINESS WIRE)--December 17, 2009--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a company developing Tovaxin®, a novel T-cell therapy for multiple sclerosis (MS), today announced that it has completed its registered direct offering with several institutional investors to sell 2,550,000 units, each unit consisting of one share of Opexa common stock, a five-year Series A warrant to purchase 0.35 of an additional share of Opexa common stock, and a one-year Series B warrant to purchase 0.15 of an additional share of Opexa common stock.

The price of the securities sold was $2.00 per unit, for an aggregate purchase price of $5.1 million. Pursuant to a securities purchase agreement between Opexa and the investors in this offering, the warrants are exercisable at $2.55 per share and are first exercisable on June 15, 2010. The Series A Warrants expire on June 15, 2015 and the Series B Warrants expire on June 15, 2011.

As previously announced, Opexa intends to use the net proceeds from the offering for general corporate purposes, including activities related to further clinical development of Tovaxin® and for other working capital and operational purposes. This financing increases the Company’s current cash position to approximately $9 million.

The shares and warrants were sold by Opexa pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on November 23, 2009 and an automatically effective amendment to that registration statement on December 9, 2009.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM - News), acted as exclusive placement agent for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities may only be offered by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases. The Company’s leading therapy, Tovaxin®, is an individualized cellular immunotherapy treatment in Phase IIb clinical development for multiple sclerosis (MS). Tovaxin is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin, believed to be a primary cause of MS attacks and nervous system damage.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the use of proceeds from the offering, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: market conditions, our capital position, the success of third party development and commercialization efforts with respect to products covered by intellectual property rights transferred by the Company, the success of third party patent prosecution efforts with respect to such products, the ability of the Company to enter into and benefit from a partnering arrangement for the Company's product candidate, Tovaxin, on reasonably satisfactory terms (if at all), and our dependence (if partnered) on the resources and abilities of any partner for the further development of Tovaxin, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281-719-3437
nwarma@opexatherapeutics.com